EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Abigail Adams National Bancorp, Inc.


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the caption "Interests of Named Experts and Counsel"in the registration statement on Form S-8.



/s/ KPMG PEAT MARWICK LLP


Washington, D.C.
August 12, 1997